Exhibit 10.39

Code of Conduct

and

Code of Ethics for Senior Financial Officers

2010 Edition

Purpose of the Code of Conduct

Alphatec Spine, Inc., and its parent company, Alphatec Holdings, Inc. (collectively, with its additional subsidiaries, the “Company”) requires legal and ethical behavior from all of its employees at all times. The Company has developed this Code of Conduct to provide you with guidance as to the necessary business conduct and principles that, if not followed by each and every Company employee, could have a negative effect on our business success. This Code of Conduct is part of a larger process that includes compliance with the Company’s corporate policies and procedures, an open working relationship between management and all employees, and your integrity and proper judgment.

In this regard you must always:

•	comply with all applicable laws, rules, regulations and guidelines;

•	ensure that all dealings with healthcare providers (hereinafter, each a “HCP” and collectively the “HCPs”), customers, suppliers and competitors is conducted fairly;

•	ensure that all conflicts of interest are handled in accordance with this Code of Conduct;

•	refrain from using your position in the Company or the Company’s assets or information for improper personal gain;

•	act with honesty and in the best interests of the Company when dealing with your fellow employees, and any vendor, supplier or customer with which you have contact;

•

take all actions necessary to ensure that the Company produces fair, accurate, timely and coherent disclosure in all reports and documents that the Company files with the Securities and Exchange Commission, and in its communications to the public;

•	properly use and prevent the improper disclosure of the Company’s proprietary information; and

•	protect the Company’s assets and immediately report any suspected theft or fraud involving the Company’s assets.

Violations of this Code of Conduct will subject you to disciplinary action, up to and including immediate termination of your employment. You must report all violations of the Code of Conduct to your immediate supervisor or to the General Counsel and Vice President (the “Compliance Officer”) or the Vice President, Human Resources. In addition, you can use the Compliance Telephone Hotline or the Internet Compliance Hotline (instructions for using both of these hotlines are posted in common areas in the Company’s facilities and such instructions can be located at the following internet address http://openboard.info/atec/ to report any violations).

You will never be subject to any disciplinary or retaliatory actions for reporting a violation of the Code of Conduct by a third party. It is important to note, however, that making a false or malicious report will subject you to appropriate disciplinary actions.

This Code of Conduct does not purport to be all of the Company’s relevant polices with regard to the matters discussed in this Code of Conduct. You have a continuing obligation to ensure that you are familiar with all applicable laws and Company policies.

Following your review of this Code of Conduct you are required to sign the certification and acknowledgement of receipt that is included in this Code of Conduct. In addition, you will be required to annually recertify your receipt and review of the Code of Conduct, and any changes thereto.

It is important to note that this Code of Conduct is meant to serve as a guide and there are many scenarios or situations that are not covered. Please contact the Compliance Officer with any questions, concerns, or clarification regarding the Code of Conduct or compliance issues.

Compliance with Applicable Laws

One of the Company’s core principals is that all of its employees comply with all laws, rules, regulations and guidelines (including, without limitation the AdvaMed Code of Ethics on Interactions with Healthcare Professionals) applicable to the medical device industry (the “Applicable Laws”). In addition to compliance with all Applicable Laws, the Company requires that you adhere to the highest standard of business ethics and conduct.

If you are uncertain about any of the Applicable Laws, or if you are uncertain as to whether any Applicable Law has been violated please contact your immediate supervisor or the Company’s Compliance Officer for clarification.

Interactions with Healthcare Providers

AdvaMed Code of Ethics on Interactions with Healthcare Professionals

The Company has adopted the AdvaMed Code of Ethics on Interactions with Healthcare Professionals. The AdvaMed Code helps to provide insight and guidance on the Company’s expectations regarding business conduct with HCPs. If you have any questions regarding the AdvaMed Code, please contact the Compliance Officer.

Kickbacks

A kickback is an act that involves the exchange or an offer to exchange or a solicitation of payments, in any form, directly or indirectly, for the referral or growth of business. Examples of payment forms are monies, fees, commissions, credits, gifts, gratuities, or any items of value. The federal and state governments impose criminal and civil sanctions for kickback activities involving healthcare providers. The statute was devised to oversee the integrity of the healthcare industry including medical device manufacturing with regard to reimbursement, marketing, and ethical business conduct. All employees involved in the sale, marketing or advertising the Company and its products should ensure that all products are sold, promoted and marketed in accordance with Applicable Laws and all information represented is correct and comprehensive. Examples of situations that could violate Applicable Laws include, but are not limited to the following:

•	Any business ownership arrangement or relationship with a HCP or his or her agents that involve situations where there is remuneration to the HCP or his or her family or agents;

•	Services, gifts, non-modest meals or travel arrangements or other perquisites that are offered to a HCP or his or her family or agents (regardless of whether you seek reimbursement from the Company);

•	Consulting agreements, royalty agreements or honoraria that are used inappropriately;

Please contact the Compliance Officer with any questions or concerns you may have regarding the application of Applicable Laws to your activities or circumstances.

Venues

All venues or accommodations that are chosen for the purpose of training, meetings, conferences or other educational purposes, should be moderately priced, and should focus on the specific function of the event and the convenience of its location for the attendees. This applies not only to physical lodging and accommodations, but also to the geographical location of the chosen venue. Additionally, it is important to note that all events must be business-oriented and Company employees cannot host events that are not specific to a business function or purpose.

Meals

The Company will provide reimbursement for meals, provided that the meal is moderate in price and it is for the purpose of exchanging information concerning business products, services, or education. In addition, all reimbursement for meals shall be subject to the Company’s travel and expense reimbursement policy. It is unacceptable to violate this policy regardless of whether or not you seek reimbursement from the Company.

Travel

All reimbursement for HCP travel must be modest (generally only coach–class airfare is permitted). It is unacceptable to violate this policy regardless of whether or not you seek reimbursement from the Company.

Gifts

No gifts should be given by Company employees to HCPs.

If you have any questions about giving gifts, please consult with the Compliance Officer.

It is unacceptable to violate this policy regardless of whether or not you seek reimbursement from the Company.

Payments to HCPs

Neither the Company nor any of its employees or agents is permitted to make payments to a HCP in exchange for the HCP purchasing our products.

Agreements with HCPs

All agreements between a HCP and the Company, whether clinical education agreements, consulting agreements, or product development agreements, must be in writing and provide payments that will be made upon receipt of the work to be performed. All payments will be reasonable in amounts for the services performed.

Accurate Books and Records

The Company requires accurate and timely recoding of all information related to the Company and its business. You must act in a manner that ensures that all of the Company’s books, records, accounts and financial statements are maintained in reasonable detail and accurately reflect transactions involving the Company and comply with applicable legal requirements and the Company’s internal control systems. In addition, all expense reimbursements must accurately reflect the nature and amount of the expenses incurred. In addition, if you are involved in the Company’s public disclosure documents, you must produce complete, accurate and timely disclosure in such documents.

Use of Company Assets and Confidential Information

All officers, directors and employees should endeavor to protect the Company’s assets and ensure their efficient use. Theft, carelessness and waste have a direct impact on the Company’s profitability. Any suspected incident of theft, carelessness or waste should be immediately reported for investigation. Company equipment (including electronic mail) should not be used for non-Company business.

All information related to the Company’s business that is not public information (the “Confidential Information”) is an important asset that belongs to the Company. As a condition of your employment you have executed an agreement in which you agreed to not improperly use or disclose such Confidential Information and to assign all proprietary information developed by you to the Company. It is important that you adhere to the obligations set forth in such agreement.

Insider Trading

All rules relating to the public trading of the Company’s securities are set forth in detail in the Company’s Insider Trading Policy. You must comply with this policy at all times.

Code of Ethics for Senior Financial Officers.

The Company’s Code of Ethics for senior financial officers (the “Code of Ethics”) (as defined below) is promulgated by the Company’s Board of Directors under Section 406 of the Sarbanes Oxley Act of 2002 and the rules of the Securities and Exchange Commission promulgated thereunder. It contains standards for senior financial officers reasonably necessary to promote: honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely, and understandable disclosure in the periodic reports required to be filed by the issuer and in other public communications; and compliance with applicable governmental laws, rules and regulations. It should be read in conjunction with the rest of this Code of Conduct. For this purpose, “senior financial officer” includes the Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer or Controller, and persons performing similar functions.

If you are a senior financial officer, you must:

•

Act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships. You should recognize that even the appearance of a conflict of interest can damage the Company. A conflict of interest may exist because of a relationship of yours or of a family member that is inconsistent with the Company’s best interests or could cause a conflict with your ability to perform your job responsibilities.

•	Report to the Chairman of the Audit Committee any transaction that reasonably could be expected to give rise to a conflict of interest.

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Produce, or cause to produced, full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with or submits to the Securities and Exchange Commission and in other public communications.

•	Comply with applicable governmental laws, rules and regulations.

•	Promptly report any violation of this Code of Ethics to the Chairman of the Audit Committee.

Senior financial officers will be held accountable for their adherence to this Code of Ethics. Your failure to observe the terms of this Code of Ethics may result in disciplinary action, up to and including immediate termination of your employment.

If you are a senior financial officer, any request by you for a waiver of any provision of this Code of Ethics must be in writing and addressed to the Chairman of the Audit Committee.

With regard to senior financial officers, the Company’s Board of Directors will have the sole and absolute discretionary authority, acting upon such recommendation as may be made by the Audit Committee, to approve any waiver from this Code of Ethics. Any waiver for senior financial officers from this Code of Ethics will be disclosed promptly on Form 8-K or any other means approved by the Securities and Exchange Commission.

Conflict of Interest and Corporate Opportunities

Conflicts of Interest

Each director, officer and employee must do everything they reasonably can to avoid conflicts of interest or the appearance of conflicts of interest.

While it is not possible to identify each particular activity in which a “conflict of interest” exists, in general a conflict of interest exists when an individual’s private interest interferes in any way with the interests of the Company. If you or any of your family members are engaged in the activities set forth below then there may be a conflict of interest and you must disclose the facts related to this activity in your signed certification. If subsequent to your signing the certification, any of the following activities occur, you must immediately report such activity to your immediate supervisor or the Compliance Officer:

•	Any ownership interest in a supplier, customer, distributor or competitor of the Company (other than the ownership of less than 1% of the outstanding stock of a publicly traded company);

•	Any employment, business ownership arrangement or consulting relationship with any HCP, supplier, customer, distributor or competitor of the Company;

•	Any receipt of a personal benefit from any HCP, supplier, customer, distributor or competitor of the Company;

•	Any activity that can be reasonably expected to harm a relationship between the Company and any HCP, supplier, customer, distributor or competitor of the Company;

•	Any business activity that is competitive with the Company’s business;

•	Any instance in which you or a member of your family will benefit personally from something you do or fail to do that is not in the best interests of the Company;

•	Any activity that may make it difficult to for you to achieve your Company tasks and responsibilities objectively and effectively;

•	Any service on any board of directors or advisory board of any supplier, customer, distributor or competitor of the Company;

•	Any situation in which you are responsible for managing or reviewing the performance of an employee that is also one of your relatives; and

•	Any activity that requires you to disclose any of the Company’s Confidential Information without proper authorization from the Company.

If you are uncertain about any activities that are an actual or potential cause of a conflict of interest involving you or any other director, officer or employee please contact your immediate supervisor or the Compliance Officer for clarification.

The Company reserves the right to determine when an actual or potential conflict of interest exists and then to take any action it deems appropriate to prevent the conflict of interest from occurring. Such action may include, but is not limited to, disgorgement of the benefit received as a result of the conflict of interest, realigning your duties or responsibilities or disciplinary action, up to and including termination of your employment.

Corporate Opportunities

No director, officer or employee will:

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take for himself or herself personally any opportunity of which he or she becomes aware, or to which he or she obtains access, through the use of corporate property, information or his or her position;

•

make it possible for someone other than the Company to take advantage of an opportunity in any of the Company’s areas of business of which the director, officer or employee becomes aware in the course of his or her activities on behalf of the Company, unless the Company has expressly decided not to attempt to take advantage of the opportunity;

•	use the Company’s real, personal tangible or intangible property, information, or your position for personal gain; or

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compete with the Company generally or with regard to specific transactions or opportunities; however, members of the Company’s Board of Directors shall be entitled to serve as officers and directors of other companies, including our competitors, provided that such activities hare disclosed to and approved by the Company’s Board of Directors.

In addition, you acknowledge and agree that you owe a duty to the Company to advance the Company’s legitimate interests when the opportunity to do so arises.

Unfair Competition

Although the free enterprise system is based upon competition, rules have been imposed stating what can and what cannot be done in a competitive environment. The following practices are violations of the Code of Conduct and can lead to liability for “unfair competition”:

•	False disparagement of competitors;

•	Illegal or deceptive disruption of a competitor’s business; and

•	Misrepresentations of the Company’s prices or products.

Antitrust Concerns

Federal and state antitrust laws are intended to preserve the free enterprise system by ensuring that competition is the primary regulator of the economy. Every corporate decision that involves business planning with respect to output, sales and pricing raises antitrust issues. Compliance with the antitrust laws is in the public interest, in the interest of the business community at large, and in the Company’s interest.

A primary focus of antitrust laws is on dealings between competitors as to pricing, bidding, production, supply and customer practices. These laws also apply to unfair practices that may create a monopoly. In all instances in which you have a question or doubt about a particular practice or activity you should contact the Compliance Officer.

Government Relations

All employees must adhere to the highest standards of ethical conduct in all relationships with government employees and must not improperly attempt to influence the actions of any public official.

The federal government and many state and local governments have adopted comprehensive laws and regulations governing their purchases of products from private contractors. These laws and regulations are intended to assure that governmental entities receive pricing, terms, and conditions equivalent to those granted to a company’s most favored commercial customers and that there is full and open competition in contracting.

When selling products to government procurement agencies, the Company is accountable for complying with all applicable procurement laws, regulations, and requirements.

Payments or gifts shall not be made directly or indirectly to any government official or associate if the gift or payment is not in compliance with all applicable laws, rules and regulations, or if it is for the purpose of influencing or inducing the recipient’s decision making. Under no circumstances should gifts be given to employees of any state or the federal government.

Company funds, property or services may not be contributed to any political party or to any candidate for or holder of any office of any government. This policy does not preclude, where lawful, company expenditures to support or oppose public referendum or separate ballot issues, or, where lawful and when reviewed and approved in advance by the Company, the formation and operation of a political action committee, or payments of dues or contributions to industry groups, such as the North American Spine Society.

Foreign Corrupt Practices Act Compliance

The Company observes the highest ethical standards in all of its business transactions, including those involving foreign countries. You may not take any action in connection with any international transaction or any action in any foreign country that would be illegal or improper in the United States. Furthermore, you are required to observe all applicable foreign laws to which you or the Company may be subject, including foreign tax laws, customs duties and regulations, drug testing, licensing, manufacturing and marketing laws, rules and regulations and currency restrictions. You should not take any actions that are intended to improperly circumvent the application of such laws.

The Foreign Corrupt Practices Act prohibits the Company and you from, among other things, making an offer, payment, promise to pay or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value to any foreign official, any foreign political party or official thereof or any candidate for foreign political office, or any other person, such as a foreign agent or consultant, knowing that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to any foreign official, any foreign political party or official thereof, or any candidate for foreign political office, for the purpose of (i) influencing any act or decision of such foreign official in his or her official capacity, (ii) inducing such foreign official to do or omit to do any act in violation of the lawful duty of such official, or (iii) securing any improper advantage, or inducing such foreign official to use his or her influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in order to assist the Company in obtaining or retaining business for or with, or directing business to, any person.

If you are asked to make any such payment, you should consult with your supervisor and the Compliance Officer before taking any action.

Discrimination and Harassment

The diversity of the Company’s employees is a tremendous asset. The Company is firmly committed to providing equal opportunity in all aspects of employment and will not tolerate any illegal discrimination or harassment. Employment decisions must be based only on an employee’s or applicant’s qualifications, demonstrated skills and achievements without regard to race, color, sex, national origin, religion, age, disability, veteran status, citizenship, sexual orientation, gender identity or marital status.

Employees, officers and directors must not engage in conduct that could be construed as sexual harassment. Unwelcome sexual advances, sexually suggestive statements or questions, offensive jokes, sexual innuendos, offensive touching or patting, requests for sexual favors, displaying or showing sexually suggestive material, and other verbal or physical conduct of a sexual nature may be forms of sexual harassment. You should report suspected instances of sexual harassment by anyone (including persons with whom the Company does business) immediately to your human resources contact, your immediate supervisor or the Compliance Officer.

Health and Safety

The Company strives to provide each employee with a safe and healthy work environment. Each employee has responsibility for maintaining a safe and healthy workplace for all employees by following the Company’s safety and health rules and practices and reporting accidents, injuries and unsafe equipment, machinery, practices or conditions.

Violence and threatening behavior are not permitted. Employees should report to work in condition to perform their duties, free from the influence of illegal drugs or alcohol. The use or possession of alcohol (except in the case of Company-sanctioned events), illegal drugs or prescription drugs in a manner inconsistent with prescribed directions for use, on the Company’s premises will not be tolerated.

Reporting and Resolution Process

In order to maintain the Company’s business reputation, all employees are held accountable for maintaining the highest standards of business conduct. All employees are expected to comply with all Applicable Laws and this Code of Conduct. Failure to comply with Applicable Laws or refusal to comply with the conditions set forth in this Code of Conduct can lead to immediate disciplinary action, up to and including termination. Thus, it is your responsibility to report any and all behaviors that you know, or suspect, to be in violation of Applicable Laws or this Code of Conduct.

To report Compliance issues, you are obliged to follow this process:

•	Complete the Code of Conduct Reporting Form attached to this document. If you do not have a form available to you, you can ask the Compliance Officer to provide one to you.

•	Give the completed form to the Compliance Officer immediately. If the Compliance Officer is not available, you can turn in the report to your supervisor.

•	It is very important that you make the report IMMEDIATELY upon knowledge of a violation of Applicable Laws or the Code of Conduct is realized.

While the Company prefers that you follow the process outlined above, we do understand that under certain circumstances you would prefer to remain anonymous. Under such circumstances, your obligation to report any suspected violation of Applicable Law or the Code of Conduct is just as important, but you may do so by using the Compliance Telephone Hotline or the Online Compliance Hotline (instructions for using both of these hotlines will be posted in common areas in the Company’s facilities and such instructions can be located at the following internet address http://openboard.info/atec/).

ALPHATEC SPINE, INC.

CODE OF CONDUCT CERTIFICATION

I have read the Alphatec Spine, Inc. (the “Company”) 2010 Edition of the Code of Conduct (the “Code”). I have obtained an interpretation of any provision about which I had a question. I agree to abide by the provisions of the Code. Based on my review, I acknowledge that

             To the best of my knowledge, I am not in violation of, or aware of any violation by others of, any provision contained in the Code;

OR

             I have made a full disclosure below of the facts regarding any possible violation of the provisions set forth in the Code.

In addition, I understand that I am required to report any suspected or actual violation of the Code. I understand that I am required to cooperate fully with the Company in connection with the investigation of any suspected violation. I understand that my failure to comply with the Code or its procedures may result in disciplinary action, up to and including termination.

Signature:

Name (Please print):

Date:

Disclosures (please list each item separately and add an additional page if required)